                                                                      Exhibit 21




                         Lynch Corporation Subsidiaries


                                                      Owned by Lynch
                                                      --------------
Lynch Display Technologies, Inc.                            100.0%
Lynch Systems, Inc.                                         100.0%
      Lynch International Holding Corporation               100.0%
      Lynch-AMAV LLC                                         75.0%
M-tron Industries, Inc.                                     100.0%
      M-tron Industries, Ltd.                               100.0%
Spinnaker Industries, Inc.                                   41.8%(O)/49.5%(V)
      Entoleter, Inc.                                        41.8%(O)/49.5%(V)
      Spinnaker Coating, Inc.                                41.8%(O)/49.5%(V)
            Spinnaker Coating-Maine, Inc.                    41.8%(O)/49.5%(V)
            Spinnaker Electrical Tape Company                41.8%(O)/49.5%(V)


Notes:  (O) = Percentage of equity ownership; (V) = Percentage voting control.